                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): July 3, 1996


                            RESPONSE ONCOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                   TENNESSEE
                (State or other jurisdiction of incorporation)


        0-15416                                          62-1212264
(Commission File Number)                    (I.R.S. Employer Identification No.)


                1775 MORIAH WOODS BLVD., MEMPHIS TENNESSEE 38117
          (Address of principal executive offices, including Zip Code)


                                 (901) 761-7000
              (Registrant's telephone number, including Area Code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 3, 1996, the Registrant acquired (the "Transaction") from the stockholders of Rymer, Zaravinos & Faig, M.D., P.A. (the "Sellers") 100% of the outstanding common stock (the "Acquired Stock") of Rymer, Zaravinos & Faig, M.D., P.A. (the "Acquired Business"). The total consideration (the "Purchase Price") paid for the Acquired Stock was approximately $5.9 million in cash, with the balance being paid by delivery of 117,600 restricted shares of common stock of the Registrant ("Registrant Common Stock"), valued at approximately $1.2 million. The delivery of the Registrant Common Stock as partial consideration for the Acquired Stock has not been registered under the Securities Act of 1933 in reliance upon an exemption from such registration.

         The Acquired Stock was purchased by the Registrant directly from the Sellers. At the time of the Transaction, the Sellers had no material relationship with the Registrant. The assets of the Acquired Business include medical equipment, accounts receivable, office furnishings and fixtures, rights under a certain lease for certain office space, employee base and expertise, know-how in respect of management of a medical practice in the oncology and hematology specialty, computer systems, accounting books and records and other intangible assets. Such assets were historically used in the conduct by the Acquired Business of a group medical practice in the oncology and hematology specialty.

         Simultaneous with the consummation of the Transaction, a newly-formed professional association wholly owned by the Sellers and formed to continue the group medical practice theretofore conducted by the Seller (the "New PA") entered into a long-term management services agreement (the "Service Agreement") with the Acquired Business providing for the management by the Acquired Business of the non-medical aspects of the practice thereafter conducted by the New PA. Pursuant to the Service Agreement, the Acquired Business will manage the non-medical aspects of the New PA's business and will permit the New PA to use office space, equipment and other assets owned or leased by the Acquired Business in exchange for an agreed-upon management fee.

         The cash portion of the Purchase Price was provided from the proceeds of a draw on the Registrant's unsecured acquisition credit facility provided through a syndicate of commercial banks led by NationsBank of Tennessee, N.A. Borrowings under such facility bear interest at a rate equal to LIBOR plus
2 5/8%, and are payable on or before May 31, 1998.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         1. Pro Forma Balance Sheet and Statement of Operations for Registrant and Acquired Business as of March 31, 1996 and for the year ended December 31, 1995 and the three months ended March 31, 1996.

         2. Audited Balance Sheet, Statement of Income, Statement of Shareholders' Equity, and the Statement of Cash Flows, including footnotes as of and for the year ended December 31, 1995 for Rymer, Zaravinos and Faig, M.D., P.A.

         3. Exhibit 2(d) Stock Puchase Agreement by and among Response Oncology, Inc. and Stockholders of Rymer, Zaravinos & Faig, M.D., P.A. dated July 1, 1996.

         4. Exhibit 10(u) Service Agreement between Response Oncology of Fort Lauderdale, Inc., Southeast Florida Hematology Oncology Group, P.A. and Stockholders of Southeast Florida Hematology Oncology Group, P.A. dated July 1, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           RESPONSE ONCOLOGY, INC.
Dated: July 12, 1996               By: /s/ John A. Good
                                       -----------------------------------------
                                       John A. Good, Executive Vice President

RESPONSE ONCOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
BASIS OF PRESENTATION


The accompanying pro forma consolidated balance sheet as of March 31, 1996 and the related pro forma consolidated statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 give effect to the acquisitions of Southeast Florida Hematology Oncology Group, P.A. ("the Fort Lauderdale Practice") Jeffrey L. Paonessa, M.D., P.A. ("Paonessa"), Knoxville Hematology Oncology Associates ("KHOA") and Oncology Hematology Group of South Florida, P.A. ("OHG"), (collectively referred to as the "Groups") as if the acquisitions of the Groups had occurred on January 1, 1995. The pro forma information is based on the historical audited financial statements of Response Oncology, Inc. and subsidiaries (the "Company") and the Groups, giving effect to the acquisitions under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information.

The pro forma statements have been prepared by the Company's management based on the audited financial statements of the acquired entities. These pro forma statements may not be indicative of the results that would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements do not reflect the effect of expense reductions and other operational changes, which, in the opinion of the Company, is likely to result in profitable operations for the Groups. The pro forma financial statements should be read in conjunction with the consolidated financial statements and notes of Response Oncology, Inc. and subsidiaries.

Response Oncology, Inc. and Subsidiaries
Pro Forma Consolidated Balance Sheet
March 31, 1996
(Unaudited)

                                                                Previous
                                                              Acquisition
                                               Historical    Subsequent to     Pro Forma    Pro Forma
                                                 Company     March 31, 1996   Adjustments    Results
                                               --------------------------------------------------------
Cash                                           $   483,191       $   176,360  $(7,900,565) $(7,241,014)
Short-term investments                             361,718                                     361,718
Accounts receivable, net                        15,100,543         2,177,305     (198,657)  17,079,191
Supplies                                         1,090,643           248,981     (139,631)   1,199,993
Prepaids                                           525,882             3,875       (3,875)     525,882
Advances to affiliated physician groups          3,112,552                                   3,112,552
Other current assets                             2,089,590           277,313      113,685    2,480,588
                                               --------------------------------------------------------
   Total current assets                         22,764,119         2,883,834   (8,129,043)  17,518,910

Property and equipment, net                      3,695,637         1,945,971     (395,971)   5,245,637
Deferred charges, net                              325,733                                     325,733
Intangible assets                               11,656,558                                  11,656,558
Management Service Agreement                                                   22,413,662   22,413,662
Other assets                                       176,805                                     176,805
                                               --------------------------------------------------------
   Total assets                                $38,618,852       $ 4,829,805  $13,888,648  $57,337,305

Accounts payable                               $ 5,696,496       $   559,759  $   318,294  $ 6,574,549
Accrued expenses                                 1,891,482                                   1,891,482
Notes payable                                    3,607,711                      5,100,000    8,707,711
Capital lease obligations                           57,622            46,947      (46,947)      57,622
Current portion of long term note                  396,997         1,713,757   (1,713,757)     396,997
                                               --------------------------------------------------------
   Total current liabilities                    11,650,308         2,320,463    3,657,590   17,628,361

Capital lease obligations                                0            48,865      (48,865)           0
Notes Payable                                    6,265,369            23,131   10,126,869   16,415,369
Deferred tax liability, noncurrent
Minority Interest                                  261,425                                     261,425

Stockholders' equity                                                                                 0
   Preferred stock                                  27,833                                      27,833
   Common stock                                     73,782             1,000          962       75,744
   Paid-in capital                              60,137,024                      2,588,438   62,725,462
   Retained earnings (accumulated deficit)     (39,796,889)        2,436,346   (2,436,346) (39,796,889)
                                               --------------------------------------------------------
   Total liabities and stockholders equity     $38,618,852       $ 4,829,805  $13,888,648  $57,337,305
                                               ========================================================






                                               Fort Lauderdale    Pro Forma                    Total
                                                  Practice       Adjustments   Pro Forma      Proforma
                                               -------------------------------------------- ------------
Cash                                              $111,737       $(6,270,425) $(6,158,688)  $(13,399,702)
Short-term investments                                                                  0        361,718
Accounts receivable, net                           664,966                        664,966     17,744,157
Supplies                                           128,836          (128,836)           0      1,199,993
Prepaids                                            37,390           (37,390)           0        525,882
Advances to affiliated physician groups                                                 0      3,112,552
Other current assets                                                 166,226      166,226      2,646,814
                                                  ----------------------------------------  ------------
   Total current assets                            942,929        (6,270,425)  (5,327,496)    12,191,414

Property and equipment, net                         21,217                         21,217      5,266,854
Deferred charges, net                                                                   0        325,733
Intangible assets                                                                       0     11,656,558
Management Service Agreement                                      11,147,704   11,147,704     33,561,366
Other assets                                                                            0        176,805
                                                  ----------------------------------------  ------------
   Total assets                                   $964,146       $ 4,877,279  $ 5,841,425   $ 63,178,730

Accounts payable                                  $394,008           ($7,730) $   386,278   $  6,960,827
Accrued expenses                                                                        0      1,891,482
Notes payable                                      250,000          (250,000)           0      8,707,711
Capital lease obligations                                                               0         57,622
Current portion of long term note                                                       0        396,997
Deferred income taxes                               69,386                         69,386         69,386
                                                  ----------------------------------------  ------------
   Total current liabilities                       713,394          (257,730)     455,664     18,084,025

Capital lease obligations                                                               0              0
Notes Payable                                                                           0     16,415,369
Deferred tax liability, noncurrent                                 4,209,761    4,209,761      4,209,761
Minority Interest                                                                       0        261,425

Stockholders' equity                                                                    0              0
   Preferred stock                                                                      0         27,833
   Common stock                                        501               675        1,176         76,920
   Paid-in capital                                                 1,174,824    1,174,824     63,900,286
   Retained earnings (accumulated deficit)         250,251          (250,251)           0    (39,796,889)
                                                  ---------------------------------------   ------------
   Total liabities and stockholders equity        $964,146       $ 4,877,279  $ 5,841,425   $ 63,178,730
                                                  =======================================   ============

See accompanying notes to pro forma consolidated financial information.

Response Oncology, Inc. and Subsididaries
Pro Forma Consolidated Statement of Operations
Period Ended March 31, 1996
(Unaudited)


                                                     Previous
                                                   Acquisitions
                                      Historical   Subsequent to       Pro Forma        Pro Forma
                                       Company    March 31, 1996      Adjustments        Results
                                     -------------------------------------------------------------
Revenue:
  Net revenue                        $13,340,885                    $ 2,830,230 (b)    $16,171,115
  Other Income                            16,729     $   80,255         (80,255)            16,729
  Net patient service revenue                         4,037,206      (4,037,206)(a)              0
                                     -------------------------------------------------------------
Total Revenue                         13,357,614      4,117,461      (1,287,231)        16,187,844
Expenses:
  Operating expenses                  10,344,781      2,070,214        (296,990)(a)     12,118,005
  General and administrative           1,266,840        150,868          95,766          1,513,474
  Depreciation and amortization          570,965         72,889          95,319 (d)        739,173
  Interest                               192,281         23,328         216,047 (c)        431,656
  Provision for doubtful accounts        372,100              0                            372,100
                                     -------------------------------------------------------------
Total Expenses                        12,746,967      2,317,299         110,142         15,174,408
Earnings before minority interest        610,647      1,800,162      (1,397,373)         1,013,436
  Minority interest                       94,369                                            94,369
                                     -------------------------------------------------------------
Net Earnings to common stockholders  $   516,278     $1,800,162     $(1,397,373)       $   919,067
                                     =============================================================



                                        Fort Lauderdale    Pro Forma                      Total
                                           Practice       Adjustments    Pro Forma      Pro Forma
                                        ----------------------------------------------------------
Revenue:
  Net revenue                                            $   768,667    $768,667      $16,939,782
  Other Income                                                                             16,729
  Net patient service revenue              $1,184,387     (1,184,387)
                                        ----------------------------------------------------------
Total Revenue                               1,184,387       (415,720)    768,667        16,956,511
Expenses:
  Operating expenses                        1,147,885       (445,995)    701,890        12,819,895
  General and administrative                                                             1,513,474
  Depreciation and amortization                 3,516         69,239      72,755           811,928
  Interest                                                                     0           431,656
  Provision for doubtful accounts                                              0           372,100
                                        ----------------------------------------------------------
Total Expenses                              1,151,401       (376,756)    774,645        15,949,053
Earnings before minority interest              32,986        (38,964)     (5,978)        1,007,458
  Minority interest                             5,575         (5,575)          0            94,369
                                        ----------------------------------------------------------
Net Earnings to common stockholders        $   27,411    $   (33,389)    $(5,978)      $   913,089
                                        ==========================================================

See accompanying notes to pro forma consolidated financial information.

Response Oncology, Inc. and Subsididaries
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 1995
(Unaudited)


                                                             Previous
                                                            Acquisition
                                            Historical      Subsequent to     Pro Forma        Pro Forma
                                             Company      December 31, 1995  Adjustments        Results
                                           --------------------------------------------------------------
Revenue:
  Net revenue                              $44,297,798                     $ 15,174,143 (b)   $59,471,941
  Other Income                                 282,011        $   352,353      (352,353)          282,011
  Net patient service revenue                                  22,619,206   (22,619,206)(a)             0
                                           --------------------------------------------------------------
Total Revenue                               44,579,809         22,971,559    (7,797,416)       59,753,952
Expenses:
  Operating expenses                        32,892,728         16,253,432    (3,946,018)(a)    45,200,142
  General and administrative                 5,512,306                                          5,512,306
  Depreciation and amortization              1,736,055            382,515       835,502 (d)     2,954,072
  Interest                                      16,860            269,114     1,507,268 (c)     1,793,242
  Provision for doubtful accounts            2,105,696             77,066                       2,182,762
                                           --------------------------------------------------------------
Total Expenses                              42,263,645         16,982,127    (1,603,248)       57,642,524
Earnings before minority interest            2,316,164          5,989,432    (6,194,168)        2,111,428
  Minority interest                              1,806                                              1,806
                                           --------------------------------------------------------------
Earnings before income taxes                 2,314,358          5,989,432    (6,194,168)        2,109,622
  Income tax expense                                              210,000      (210,000)(e)             0
                                           --------------------------------------------------------------
Net earnings                                 2,314,358          5,779,432    (5,984,168)        2,109,622
  Common stock dividend to
     preferred stockholders                      3,825                                              3,825
                                           --------------------------------------------------------------
Net earnings to common stockholders        $ 2,310,533        $ 5,779,432  $ (5,984,168)      $ 2,105,797
                                           ==============================================================

                                           Fort Lauderdale      Pro Forma                              Total
                                               Practice        Adjustments       Pro Forma           Pro Forma
                                           ------------------------------------------------         -----------
Revenue:
  Net revenue                                                $ 3,074,667 (b)    $ 3,074,667         $62,546,608
  Other Income                                                         0                  0             282,011
  Net patient service revenue                  4,737,546      (4,737,546)(a)              0                   0
                                           ------------------------------------------------         -----------
Total Revenue                                  4,737,546      (1,662,879)         3,074,667          62,828,619
Expenses:
  Operating expenses                           4,591,540      (1,783,981)(a)      2,807,559          48,007,701
  General and administrative                                                              0           5,512,306
  Depreciation and amortization                   14,065         276,958 (d)        291,023           3,245,095
  Interest                                                                                0           1,793,242
  Provision for doubtful accounts                                                         0           2,182,762
                                           ------------------------------------------------         -----------
Total Expenses                                 4,605,605      (1,507,023)         3,098,582          60,741,106
Earnings before minority interest                131,941        (155,856)           (23,915)          2,087,513
  Minority interest                                                                       0               1,806
                                           ------------------------------------------------         -----------
Earnings before income taxes                     131,941        (155,856)           (23,915)          2,085,707
  Income tax expense                              22,298         (22,298)                 0                   0
                                           ------------------------------------------------         -----------
Net earnings                                     109,643        (133,558)           (23,915)          2,085,707
  Common stock dividend to
     preferred stockholders                                                               0               3,825
                                           ------------------------------------------------         -----------
Net earnings to common stockholders           $  109,643     $  (133,558)       $   (23,915)        $ 2,081,882
                                           ================================================         ===========


See accompanying notes to pro forma consolidated financial information.

RESPONSE ONCOLOGY, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The accompanying pro forma consolidated financial information presents the pro forma financial condition of Response Oncology, Inc. and subsidiaries (the "Company") as of March 31, 1996 and the results of their operations for the year ended December 31, 1995 and the three months ended March 31, 1996.

On July 3, 1996, the Company acquired from unaffiliated individual sellers 100% of the issued and outstanding general partnership interest ("the Acquired Interests") of Southeast Florida Hematology Oncology Group, P.A. ("the Fort Lauderdale Practice")

The accompanying pro forma consolidated balance sheet includes the acquired assets, assumed liabilities and effects of financing, as if the Fort Lauderdale Practice had been acquired on March 31, 1996. The accompanying pro forma consolidated statements of operations reflect the pro forma results of operations, as adjusted, as if all acqusition practices held by the Company had been acquired on January 1, 1995.

PRO FORMA CONSOLIDATED BALANCE SHEET

The adjustments reflected in the pro forma consolidated balance sheet are to reflect the values of assets acquired and liabilities assumed in connection with the acquisition of the Fort Lauderdale Practice to reflect the issuance of long-term debt and cash payment to complete the acquisition; and to reflect the recording of management service agreements acquired.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The adjustments reflected in the pro forma consolidated statements of operations are as follows:

(a) To eliminate certain revenues and expenses of Paonessa that would not constitute revenue to the Company or be the responsibility of the Company pursuant to the Service Agreement.
(b) To accrue net revenue resulting from service agreements related to the acquisition of the Group. Amounts were calculated based upon actual operating results for the period, as adjusted, under the terms of the related service agreement.
(c) To reflect interest on the long-term debt issued. Interest was calculated at the annual rates ranging from 5% to 9.5%.
(d) To record amortization of the intangible asset related to the service agreements. The assets are amortized over the service agreement period, or 40 years.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Rymer, Zaravinos and Faig, M.D., P.A.:
(d/b/a Southeast Florida Hematology -- Oncology Group)

     We have audited the accompanying balance sheet of Rymer, Zaravinos and Faig, M.D., P.A. (d/b/a Southeast Florida Hematology Oncology Group) as of January 31, 1996, and the related statements of operating, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rymer, Zaravinos and Faig, M.D., P.A. (d/b/a Southeast Florida Hematology Oncology Group) as of January
31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

June 14, 1996

                     RYMER, ZARAVINOS AND FAIG, M.D., P.A.
             (D/B/A SOUTHEAST FLORIDA HEMATOLOGY ONCOLOGY GROUP)

                                 BALANCE SHEETS

                                                                         JANUARY 31,    APRIL 30,
                                                                            1996          1996
                                                                         -----------   -----------
                                                                                       (UNAUDITED)
                                              ASSETS
Current assets:
  Cash.................................................................   $ 111,737    $   138,658
  Accounts receivable, net of allowance for contractual adjustments and uncollectible amounts of $932,000 at January 31, 1996, and
     $913,000 (unaudited) at April 30, 1996............................     664,966        770,345
  Supplies.............................................................     128,836         60,817
  Prepaid expenses.....................................................      19,960         26,557
  Deposits.............................................................      17,430         17,430
                                                                         -----------   -----------
          Total current assets.........................................     942,929      1,013,807
                                                                         -----------   -----------
Furniture and equipment:
  Furniture and fixtures...............................................     154,724        156,414
  Medical equipment....................................................      96,026         96,026
  Transportation equipment.............................................      38,546         38,546
                                                                         -----------   -----------
                                                                            289,296        290,986
  Less accumulated depreciation........................................     268,079        270,588
                                                                         -----------   -----------
          Net furniture and equipment..................................      21,217         20,398
                                                                         -----------   -----------
                                                                          $ 964,146    $ 1,034,205
                                                                           ========      =========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses................................   $ 326,089    $   474,646
  Accrued employee compensation........................................      60,189          4,362
  Notes payable........................................................     250,000        184,065
  Due to officers......................................................       7,730            499
  Income taxes payable.................................................                     58,574
  Deferred income taxes................................................      69,386         30,117
                                                                         -----------   -----------
          Total current liabilities....................................     713,394        752,263
                                                                         -----------   -----------
Stockholders' equity:
  Common stock, $1 par value per share; Class A, 1 share authorized
     and issued........................................................           1              1
  Common stock, $1 par value per share; Class B, 500 shares authorized
     and issued........................................................         500            500
  Retained earnings....................................................     250,251        281,441
                                                                         -----------   -----------
          Total stockholders' equity...................................     250,752        281,942
Commitments and contingencies
                                                                         -----------   -----------
                                                                          $ 964,146    $ 1,034,205
                                                                           ========      =========

                See accompanying notes to financial statements.

                     RYMER, ZARAVINOS AND FAIG, M.D., P.A.
             (D/B/A SOUTHEAST FLORIDA HEMATOLOGY ONCOLOGY GROUP)

                            STATEMENTS OF OPERATIONS

                                                                                     FOR THE THREE-
                                                                       YEAR ENDED     MONTH PERIOD
                                                                       JANUARY 31,    ENDED APRIL
                                                                          1996          30, 1996
                                                                       -----------   --------------
                                                                                      (UNAUDITED)
Net patient revenue..................................................  $ 4,737,546     $1,122,266
Expenses:
  Supplies...........................................................    1,327,112        406,517
  Operating..........................................................      613,355        215,826
  Physicians' compensation...........................................    1,783,981        302,969
  Salaries and benefits..............................................      867,092        143,950
  Depreciation.......................................................       14,065          2,509
                                                                       -----------   --------------
                                                                         4,605,605      1,071,771
                                                                       -----------   --------------
          Income before income taxes.................................      131,941         50,495
Provision for income taxes...........................................       52,237         19,305
                                                                       -----------   --------------
          Net income.................................................  $    79,704     $   31,190
                                                                         =========     ==========

                See accompanying notes to financial statements.

                     RYMER, ZARAVINOS AND FAIG, M.D., P.A.
             (D/B/A SOUTHEAST FLORIDA HEMATOLOGY ONCOLOGY GROUP)

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                         TOTAL
                                                                 COMMON   RETAINED   STOCKHOLDERS'
                                                                 STOCK    EARNINGS      EQUITY
                                                                 ------   --------   -------------
Balances, January 31, 1995.....................................   $501    $170,547     $ 171,048
          Net income...........................................     --      79,704        79,704
                                                                 ------   --------   -------------
Balances, January 31, 1996.....................................    501     250,251       250,752
          Net income (unaudited)...............................     --      31,190        31,190
                                                                 ------   --------   -------------
Balances, April 30, 1996 (unaudited)...........................   $501    $281,441     $ 281,942
                                                                 ======   ========     =========

                See accompanying notes to financial statements.

                     RYMER, ZARAVINOS AND FAIG, M.D., P.A.
             (D/B/A SOUTHEAST FLORIDA HEMATOLOGY ONCOLOGY GROUP)

                            STATEMENTS OF CASH FLOWS

                                                                                      FOR THE THREE-
                                                                        YEAR ENDED     MONTH PERIOD
                                                                        JANUARY 31,    ENDED APRIL
                                                                           1996          30, 1996
                                                                        -----------   --------------
                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income..........................................................   $   79,704     $   31,190
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation.....................................................       14,065          2,509
     Changes in operating assets and liabilities:
       Accounts receivables, net......................................      136,587       (105,379)
       Supplies.......................................................       13,234         68,019
       Deferred income taxes..........................................       29,939        (39,269)
       Prepaid expenses...............................................        1,056         (6,597)
       Accounts payable and accrued expenses..........................     (361,065)       148,557
       Income taxes payable...........................................           --         58,574
       Accrued employee compensation..................................      (48,830)       (55,827)
                                                                        -----------   --------------
          Net cash used in operating activities.......................     (135,310)       101,777
                                                                        -----------   --------------
Cash flows from investing activity:
  Expenditures for furniture and equipment............................       (1,063)        (1,690)
                                                                        -----------   --------------
          Net cash used in investing activity.........................       (1,063)        (1,690)
                                                                        -----------   --------------
Cash flows from financing activities:
  Repayment of notes payable..........................................      (60,000)       (65,935)
  Proceeds from notes payable.........................................      250,000             --
  Repayment of debt -- officers.......................................      (19,837)        (7,231)
                                                                        -----------   --------------
          Net cash provided by financing activities...................      170,163        (73,166)
                                                                        -----------   --------------
          Net increase in cash........................................       33,790         26,921
Cash, beginning.......................................................       77,947        111,737
                                                                        -----------   --------------
Cash, end.............................................................   $  111,737     $  138,658
                                                                          =========     ==========
Supplemental disclosure of cash flow information:
  Cash payments for interest..........................................   $    2,550     $    4,430
                                                                          =========     ==========
  Cash payments for taxes.............................................   $   22,298     $       --
                                                                          =========     ==========

                See accompanying notes to financial statements.

                     RYMER, ZARAVINOS AND FAIG, M.D., P.A.
             (D/B/A SOUTHEAST FLORIDA HEMATOLOGY ONCOLOGY GROUP)

                         NOTES TO FINANCIAL STATEMENTS

UNAUDITED INTERIM FINANCIAL INFORMATION

     The balance sheet as of April 30, 1996 and the related statements of operations, shareholders' equity and cash flows for the three-month period ended April 30, 1996 (1996 interim financial information) have been prepared by Rymer, Zaravinos and Faig, M.D., P.A. (d/b/a Southeast Florida Hematology -- Oncology Group) (the "Company") and are unaudited. In the opinion of the Company, the 1996 interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the 1996 interim period.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the 1996 interim financial information. The 1996 interim financial information should be read in conjunction with the Company's January 31, 1996 audited financial statements appearing herein. The results for the three months ended April 30, 1996 may not be indicative of operating results for the full year.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

  (a) Description of Business

     The Company was incorporated on May 21, 1979 in the state of Florida. The Company is a medical group practice whose physicians specialize in providing services to patients with cancer.

  (b) Net Revenue

     Net revenue primarily consists of charges for patient services rendered by the physicians based on established billing rates less allowance and discounts for patients covered by contractual programs. Payments received under these programs, which are generally based on predetermined rates, are generally less than the established billing rates, and the differences are recorded as contractual allowance or policy discounts. Net patient service revenue is net of contractual adjustments and policy discounts of approximately $2,000,000 for the year ended January 31, 1996 and $632,000 for the three-month period ended April 30, 1996 (unaudited).

  (c) Accounts Receivable

     Accounts receivable consists primarily of receivables from patients and third-party payors. In the normal course of providing healthcare services, the Company grants credit to patients, substantially all of whom are resident in the south Florida area. The Company does not generally require collateral or other security in extending credit to patients; however, it routinely obtains assignments of (or is otherwise entitled to receive) patients' benefits payable under their health insurance programs, plans or policies (for example, Medicare, Medicaid, health maintenance organizations, preferred provider organizations and commercial insurance policies).

     The majority of the Company's net revenue and receivables is from third-party payment programs. At January 31, 1995, approximately 97 percent of total revenue and receivables consists of amounts from Medicare (26 percent), various commercial plans (37 percent) and private pay patients (34 percent).

  (d) Supplies

     Supplies consists of pharmaceuticals and medications which are stated at the lower of cost or market on a first-in, first-out basis.

                     RYMER, ZARAVINOS AND FAIG, M.D., P.A.
             (D/B/A SOUTHEAST FLORIDA HEMATOLOGY ONCOLOGY GROUP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (e) Property and Equipment

     Property and equipment are stated at cost. Depreciation for equipment is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

                                                                           ESTIMATED
                                                                          USEFUL LIVES
                                                                          ------------
          Furniture and fixtures........................................      7 years
          Medical equipment.............................................    5-7 years
          Transportation equipment......................................      5 years

  (f) Income Taxes

     The Company accounts for income taxes under the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Statement 109 requires the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying accounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (g) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of patients' accounts receivable, investments, accounts payable, notes payable, accrued expenses and accrued employee compensation approximate fair value because of the short maturity of these instruments.

(3) EMPLOYEE BENEFIT PLANS

     The Company has a Qualified Defined Contribution Pension and A Profit Sharing Plan, which covers substantially all employees. Employees become eligible to participate in the plans after one year of full service and have attained the age of 21 years. Under the Defined Contribution Plan, the Company, for each plan year, contributes an amount equal to 8 percent of each participants annual compensation, and 5.7 percent of the participants excess compensation as defined by the plan agreement. Total company contributions for year ended January 31, 1996 and the three-month period ended April 30, 1996 (unaudited) were $88,000 and $-0-, respectively.

     The contributions to the Profit Sharing Plan are discretionary, which are established by the board of directors. For the year ended January 31, 1996 and the three-month period ended April 30, 1996 (unaudited) the Company did not make any contributions to the Plan.

                     RYMER, ZARAVINOS AND FAIG, M.D., P.A.
             (D/B/A SOUTHEAST FLORIDA HEMATOLOGY ONCOLOGY GROUP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4) NOTE PAYABLE

     The note payable to bank bears interest at a rate of prime plus 1.650 percent and becomes due in January of 1997. The note is secured by the Company's deposits and bank accounts serviced by the lender.

(5) INCOME TAXES

     Income tax expense for the year ended January 31, 1996 and the three-month period ended April 30, 1996 is summarized as follows:

                                                                     JANUARY 31,    APRIL 30,
                                                                        1996          1996
                                                                     -----------   -----------
                                                                                   (UNAUDITED)
    Current:
      Federal......................................................    $19,585      $  50,472
      State........................................................      2,713          8,102
                                                                     -----------   -----------
                                                                        22,298         58,574
                                                                     -----------   -----------
    Deferred:
      Federal......................................................     25,577        (35,634)
      State........................................................      4,362          3,635
                                                                     -----------   -----------
                                                                        29,939        (39,269)
                                                                     -----------   -----------
                                                                       $52,237      $  19,305
                                                                      ========      =========

     A reconciliation of the effective income tax rate for the year ended January 31, 1996 and the three-month period ended April 30, 1996 is as follows:

                                                                     JANUARY 31,    APRIL 30,
                                                                        1996          1996
                                                                     -----------   -----------
                                                                                   (UNAUDITED)
    Computed "expected" tax expense (benefit)......................     35.00         35.00
    State income tax, net of federal benefit.......................      3.44          3.23
    Change in valuation allowance..................................        --            --
                                                                     -----------   -----------
              Total................................................     38.44         38.23
                                                                     ========      =========

     The tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and deferred tax liabilities for the year ended January 31, 1996 and the three-month period ended April 30, 1996 are as follows:

                                                                     JANUARY 31,    APRIL 30,
                                                                        1996          1996
                                                                     -----------   -----------
                                                                                   (UNAUDITED)
    Deferred tax liabilities:
      Revenue and expenses recognized for financial reporting
         purposes in a different period than for income tax
         purposes..................................................    $69,386       $30,117
                                                                     -----------   -----------
              Net deferred tax liabilities.........................    $69,386       $30,117
                                                                      ========     =========

     Revenue and expenses recognized for financial reporting purposes in a different period than for income tax purposes.

                                EXHIBIT INDEX



  Exhibit
  Number             Description of Exhibit
  -------            ----------------------
    2(d)             Stock Purchase Agreement by and among Response Oncology,
                     Inc., and Stockholders of Rymer, Zaravinos & Faig, M.D.,
                     P.A. dated July 1, 1996

    10(u)            Service Agreement between Response Oncology of Fort
                     Lauderdale, Inc., Southeast Florida Hematology Oncology
                     Group, P.A. and Stockholders of Southeast Florida
                     Hematology Oncology Group, P.A. dated July 1, 1996
